SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") amends the Employment Agreement (the "Agreement") entered into as of January 31, 2005, by and between Pennichuck Corporation (the "Corporation"), a New Hampshire corporation with principal offices at 25 Manchester St., Merrimack, New Hampshire and William D. Patterson ("Executive"), of Ho-Ho-Kus, New Jersey.

WHEREAS, the Corporation and Executive desire to amend the Agreement in accordance with the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the continued employment of the Executive, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Executive hereby amend the Agreement as follows:

1.

Relocation Assistance: Section 5.4 of the Agreement, as previously amended pursuant to Item 3. of FIRST AMENDMENT TO EMPLOYMENT AGREEMENT as executed on August 18, 2006, is hereby further amended by deleting the amount  "forty-eight thousand dollars ($48,000.00)" and replacing it with “sixty-eight thousand dollars ($68,000)”.

2.

Ratification. The Agreement, as amended hereby, is ratified and confirmed in all other respects and shall remain in full force and effect.

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is executed as of the 7th Day of June, 2007 by:

	WITNESS		CORPORATION:
Pennichuck Corporation

By:	/s/ Sharen A. Weston	By:	/s/ Duane C. Montopoli
	Print Name		Duane C. Montopoli, President and CEO

	WITNESS		EXECUTIVE:

By:	/s/ Sharen A. Weston	By:	/s/ William D. Patterson
	Sharen A. Weston		William D. Patterson, Senior VP & CFO
Print Name